Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296038

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 15, 2026)

AEYE, INC.

Up to $50,000,000

Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., on September 15, 2026, relating to the sale of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through A.G.P., acting as our sales agent.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. A.G.P. is not required to sell any specific amount of the common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation for sales of common stock sold pursuant to the sales agreement at a commission rate up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We previously entered into an At Market Issuance Sales Agreement with A.G.P., dated September 12, 2024, as amended, or the prior sales agreement. Immediately prior to, and in connection with, our entry into the sales agreement, we terminated the prior sales agreement.

You should read this prospectus supplement in conjunction with the accompanying base prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying base prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying base prospectus, including any supplements and amendments thereto.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “LIDR.” On September 14, 2026, the last reported sale price of our common stock on Nasdaq was $1.23 per share.

Investing in our common stock involves a high degree of risk. See the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is September 15, 2026

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 (File No. 333-296038) that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process, on May 19, 2026, and that was declared effective September 15, 2026. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update, or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, the terms “AEye, Inc.,” “AEye,” “Company,” “our company,” “we,” “us,” or “our” refer to AEye, Inc., a Delaware corporation, and its subsidiaries. When we refer to “you” we mean the purchaser or potential purchaser of the shares of common stock offered hereby.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and A.G.P. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P. is not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.”

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisors for legal, tax, business, financial, and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

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This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

This prospectus, including the information incorporated by reference into this prospectus, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectuses are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” “target,” “contemplate,” or the negative of these terms or other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. The forward-looking statements in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein speak only as of the date of this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein, as applicable. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties, and assumptions described under the section in this prospectus supplement titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, and plans;
•	our product development timeline, third-party suppliers, cost of development, and expected start of commercial production;
•	the implementation, market acceptance, and success of our business model, including our capital-light manufacturing approach and software-defined architecture;
•	our ability to scale in a cost-effective manner and execute on multi-year production cycles;
•	developments and projections relating to our competitors and industry, including the pace of lidar adoption and market demand for commercial lidar products;
•	risks related to our operational runway due to unforeseen expenses or otherwise;
•	the risks that our capital-light model may not remain a point of differentiation to the extent or for the time frame anticipated, or at all;
•	the risks that the uptick in expected demand may not occur to the extent or in the time frame anticipated, or at all;
•	risk that cash burn may exceed expectations due to unanticipated expenses associated with the investments required to ramp our products, or otherwise;
•	the risks that our commercial pipeline may not convert, or that existing customers may not continue to make repeat purchases, or that new RFQs, completed POCs, or signed LOIs may not result in revenue, in each case to the extent or in the time frame anticipated, or at all;
•	the risks that strategic partnerships may not result in actionable revenue pipelines or that our technology lead may not translate into firm volume commitments or a durable revenue ramp to the extent or in the time frame anticipated, or at all;
•	the risks that the physical AI market may not reach anticipated market size or that we may be unable to deliver on our vision for the future of physical AI to the extent or in the time frame anticipated, or at all;
•	the risks that our products may not meet the diverse range of performance and functional requirements of target markets and customers or may not function as anticipated;
•	the effect of current or future global conflicts, trade restrictions, trade tensions, and tariffs, and the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which we operate;
•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our future capital requirements and sources and uses of cash;

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•	our ability to obtain funding for our operations;
•	the risks that our pursuit of opportunities in new and adjacent markets, in which we have limited or no prior experience, may require significant additional investment, may divert resources from our existing business, and may not be successful;
•	the risks associated with our growing defense and government-related business, including procurement, export control, compliance, audit, security and funding risks, such as those relating to government appropriations, terminations for convenience and audits, that differ from those applicable to our commercial business;
•	our business, business relationships, expansion plans, and opportunities; and
•	the outcome and financial impact of any known and unknown litigation, arbitration, and regulatory proceedings, including our ability to satisfy or discharge any resulting judgments or awards.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty.

Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights and is qualified in its entirety by, the more detailed information and financial statements contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying base prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying base prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus and in other documents incorporated herein by reference. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated.

Amounts below are in the thousands, except share amounts and per share data or where we use the word “million.”

Overview

We are a provider of physical AI sensing solutions built on high-performance, active lidar systems for vehicle autonomy, advanced driver-assistance systems (ADAS), robotic vision and a range of non-automotive applications. Our physical AI approach combines software-defined sensing with adaptive perception capabilities that enable machines to interpret and respond to complex physical environments in real time. Our proprietary Intelligent Sensing Platform incorporates a nearly solid state, software-definable active lidar sensor; an adaptive SmartScan architecture that dynamically adjusts scan patterns for different scenes and targets; and a signal-processing pipeline designed to deliver precise measurements and imaging for safety-critical use cases. This platform is designed to support a broad set of markets beyond passenger vehicles, including rail, aerospace and defense, smart infrastructure, space mobility, and security, where long-range performance, environmental robustness, and software-based configurability are key requirements.

We were founded in 2013 by Luis Dussan, a former member of our Board of Directors and our first Chief Executive Officer, with the goal of creating a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided us with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration, or NASA, Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency, or DARPA, to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality — SAE Levels 2 through 5 — with the goal of optimizing performance, power, and reducing cost. Our Intelligent Sensing Platform is software-definable and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through our manufacturing partners. We perform the majority of our R&D activities in our 18,605 square foot corporate headquarters located in Pleasanton, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat generation enable very flexible placement options on the interior or exterior of a vehicle. The platform is also software-adaptable, enabling adjustments to scan pattern, frame rate, and other performance characteristics without hardware changes. This software-defined approach allows us to tailor a common architecture into application-specific products across multiple markets.

Our systems-based approach supports partnerships not only within the established automotive supply chain, such as OEMs and Tier 1 and Tier 2 suppliers, but also with solution providers in non-automotive markets. In automotive, we expect Tier 1 partners to add value through industrialization, manufacturing, integration, sales, marketing, product liability management, and warranty support. Tier 2 partners contribute automotive-grade sub-components that can also be leveraged in products sold into adjacent markets where similar reliability, environmental robustness, and performance standards are required.

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Beyond automotive, our OPTISTM solution enables us to collaborate directly with system integrators, software partners, and domain-specific solution providers across intelligent transportation systems, rail, aviation, ports, industrial automation, defense, and emerging infrastructure applications. OPTISTM allows us to combine our software-defined sensing capabilities with third-party perception, analytics, and workflow software to deliver application-specific functionality without requiring new hardware variants. This approach broadens the utility of our technology and allows partners to build turnkey solutions tailored to their end markets.

We believe this combined model, leveraging automotive-grade components, software-defined configurability, and partnerships with specialized integrators, supports the development of high-quality, high-performance products at scalable cost structures. This positions our platform to enable lidar adoption across a range of markets, both within automotive and in non-automotive domains where sensing requirements continue to expand.

In pursuing this strategy, we have partnered, and will continue seeking partnerships, with leading Tier 1 automotive suppliers. It is anticipated that our Tier 1 partners will bid for long-range lidar series production awards with OEMs and that these awards will represent a substantial portion of our future revenues; however, there is no guarantee that this Tier 1 partnership strategy will be successful. If we fail to remain engaged with one or more Tier 1 automotive suppliers, it may have an adverse effect on our business. The markets for lidar are projected to see significant growth in both the near and long term. We believe this expected growth will allow us to capture market share as well as pursue specialized opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be one of the leading solutions providers in these spaces.

As is common in early-stage companies with limited operating histories, we are subject to risks and uncertainties such as our ability to develop and commercialize our products; produce and deliver lidar and software products meeting acceptable performance metrics; attract new and retain existing customers; develop, obtain, or progress strategic partnerships; secure an automotive OEM design win; secure additional capital to support the business plan; and other risks and uncertainties such as those described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 18, 2026, or our 2025 Annual Report, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, or our 2026 Quarterly Reports. Since inception, we have incurred net losses and negative cash flows from operations and expect to continue incurring losses and negative operating cash flows as we continue to focus on achieving commercialization of our lidar solutions and execute on our strategic initiatives.

Background

On August 16, 2021, CF Finance Acquisition Corp. III, or CF III, a Delaware corporation and a special purpose acquisition company, completed its previously announced business combination, or the Merger, with AEye Technologies, Inc., or AEye Technologies (then known as AEye, Inc.), pursuant to the Agreement and Plan of Merger, dated February 17, 2021, among CF III, AEye Technologies and a merger subsidiary of CF III. Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Upon the closing of the Merger, AEye Technologies became a wholly owned subsidiary of CF III, and CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “AEye,” and “Company” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

Corporate Information

Our principal executive offices are located at 4670 Willow Road, Suite 125, Pleasanton, CA 94588. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

Recent Developments

In July 2025, we announced the validation of our lidar technology on the NVIDIA DRIVE AGX OrinTM platform. We have since expanded our collaboration and validated our lidar with NVIDIA’s next-generation DRIVE AGX ThorTM platform, enabling our sensors to interface directly with NVIDIA’s autonomous driving compute architecture and development toolchain. These integrations are intended to support alignment with NVIDIA’s Hyperion reference architecture and may provide opportunities to engage with global automotive OEMs and Tier 1 suppliers that adopt NVIDIA-based ADAS and automated driving systems. We continue to demonstrate advances in the high-speed and long-range performance of our lidar systems, which we believe further strengthen the technical basis for these integrations. Because these engagements are relatively recent, there can be no guarantee that they will result in commercial adoption.

In July 2025, we launched OPTIS™, a complete physical AI solution designed to modernize legacy infrastructure and deliver actionable intelligence across diverse industries. OPTIS™ integrates our software-defined ApolloTM lidar technology with advanced computing to bridge the gap between perception and real-time action. Beyond addressing critical needs in transportation, safety, and security, OPTIS™ opens our platform to third-party partners and developers, creating an ecosystem for innovation and growth beyond automotive applications. Since launch, we’ve transitioned OPTIS™ from concept to a structured offering. Our flagship OPTIS™ deployments in California and Michigan are live at active intersections and a highway, and provide the potential for a complete traffic management solution that integrates our lidar, perception, and actuation in conjunction with our partners Flasheye, Blue-Band and Vueron.

In January 2026, we introduced STRATOSTM, the next product in our lidar family. STRATOSTM is based on the same underlying software-defined ApolloTM architecture that also powers our OPTISTM solution, but delivers an extended detection range of up to approximately 1.5 kilometers and roughly twice the angular resolution. STRATOSTM is designed for applications requiring enhanced long-distance performance, including sensing requirements in certain automotive, infrastructure, aviation, industrial and defense use cases.

In March 2026, we joined the NVIDIA Halos AI Systems Inspection Lab, the world’s first ANAB-accredited AI systems inspection lab, which we believe further reinforces our positioning within the NVIDIA ecosystem and may support our engagement with global automotive OEMs and Tier 1 suppliers. Also, during the first quarter of 2026, we entered into a commercial relationship with SynTech, a global defense systems company with established ties to leading defense primes, under which SynTech began promoting ApolloTM to its customers and we have commenced initial shipments. We believe this relationship could expand our addressable market into international defense and aviation; however, there can be no assurance that this relationship, or the integrations described above, will result in commercial sales for us.

During the second quarter of 2026, we partnered with MoveAWheeL to explore combining Apollo’sTM long-range 3D object detection with MoveAWheeL’s acoustic road-surface friction sensing, with the goal of providing real-time predictive road-surface friction data to improve advanced driver-assistance and autonomous driving performance in adverse weather. Evaluations are underway in select geographies, however there can be no assurance that it will result in a commercial relationship or in commercial sales for us.

In aerospace and defense, our customer engagements continued to increase during the second quarter of 2026, with multiple repeat orders from existing customers and active development across multiple programs. We are being evaluated for expanded use cases with these customers, and expect to receive additional requests for quotation in the near term. While we are encouraged by the trajectory of these engagements, there can be no assurance that they will translate into commercial sales for us.

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During the third quarter of 2026, we entered two new verticals that leverage the software-defined architecture of our Apollo™ sensor, which allows us to reconfigure scan pattern, range, and resolution through software to meet application-specific requirements using a common sensor platform. In space mobility, Apollo™ was selected by Lunar Outpost for its Pegasus Lunar Terrain Vehicle, which is designed to transport astronauts across the Moon’s South Pole. In sports analytics, Alive3D selected Apollo™ to power 3D spatial sports visualization, precise measurement, and advanced data analytics for elite sports. These applications are new to us, and we have limited or no prior operating experience in these markets. They may involve specialized performance, environmental, reliability, and qualification requirements and, particularly for space applications, extended development and qualification timelines. These engagements are at an early stage, and there can be no assurance that either selection will result in additional orders or commercial sales for us, or that we will be able to successfully address the technical and operational requirements of these new markets.

On August 31, 2026, the arbitrator in the previously disclosed arbitration administered by the WIPO Arbitration and Mediation Center between a former vendor and AEye Technologies issued a final award. The award orders AEye Technologies to pay the former vendor approximately $3.4 million in the aggregate in respect of unpaid invoices under a 2020 development agreement and costs of the arbitration, plus interest, and dismissed the counterclaims asserted by AEye Technologies.

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THE OFFERING

Issuer	AEye, Inc.
Securities Offered	Shares of our common stock having an aggregate offering price of up to $50.0 million.
Common stock to be outstanding after this offering*	Up to 87,322,575 shares, assuming sales of 40,650,406 shares of our common stock in this offering at an offering price of $1.23 per share, which was the closing price of our common stock on Nasdaq on September 14, 2026. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of Offering	We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., on September 15, 2026 relating to the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, we may issue and sell shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $50.0 million from time to time to or through A.G.P., acting as our agent, under this prospectus supplement. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. See the section entitled “Plan of Distribution” beginning on page S-12 of this prospectus supplement.
Nasdaq Symbol	“LIDR”
Use of Proceeds	We intend to use the net proceeds of this offering to fund working capital and general corporate purposes to support our future growth, which may include research and development, expansion of our commercial and business development activities, including in the aerospace and defense and infrastructure markets, capital expenditures, and general and administrative expenses. See the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement.
Risk Factors	Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making a decision to invest in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 46,672,169 shares of common stock outstanding as of September 14, 2026, excluding:

•	110,532 shares of common stock issuable upon the exercise of outstanding options granted under the 2014 US LADAR Inc. Equity Incentive Plan or the 2016 Stock Plan, with a weighted-average exercise price of $12.29 per share;
•	3,653,986 shares of common stock available for future issuance under our Amended and Restated AEye, Inc. 2021 Equity Incentive Plan, or the 2021 Equity Incentive Plan;

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•	4,633,744 shares of common stock underlying restricted stock units, or RSUs, granted pursuant to our 2016 Stock Plan or 2021 Equity Incentive Plan;
•	48,743 shares of common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan;
•	368,749 shares of common stock underlying outstanding inducement awards granted under our 2023 CEO Inducement Grant Plan and our 2025 Employment Inducement Incentive Award Plan, and 2,650,000 shares of common stock reserved for future issuance under the 2025 Employment Inducement Incentive Award Plan; and
•	350,000 shares of common stock issuable upon the exercise of a warrant issued to IGEP Park Place, LLC, the Company’s former landlord, pursuant to a Warrants Agreement, dated May 23, 2025, at an exercise price of $2.22 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying base prospectus and the information contained in our other filings with the SEC, including our 2025 Annual Report, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, including our 2026 Quarterly Reports and any Current Reports on Form 8-K, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline and impair our ability to maintain compliance with the continued listing standards of Nasdaq.

In this offering, we may sell up to 40,650,406 shares of our common stock, assuming an offering price of $1.23 per share, which was the last reported sale price of our common stock on Nasdaq on September 14, 2026. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Additionally, the continued listing standards of Nasdaq require, among other things, that we maintain a minimum bid price of $1.00 per share. We have previously received deficiency notices from Nasdaq with respect to the minimum bid price requirement, after which we regained compliance with the minimum bid price requirement. Sales of a substantial number of shares of our common stock under the sales agreement, or the perception that such sales may occur, could depress the market price of our common stock and increase the risk that we fail to satisfy the minimum bid price requirement or other Nasdaq continued listing requirements. If our common stock were delisted from Nasdaq, the liquidity and market price of our common stock, and our ability to raise additional capital, would be materially and adversely affected. See the risk factors relating to the listing of our common stock on Nasdaq included in our 2025 Annual Report and our 2026 Quarterly Reports, all of which are incorporated by reference into this prospectus supplement.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

While we intend to use the net proceeds of this offering to fund working capital and general corporate purposes, we may not use these proceeds effectively. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the sales agreement, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock. Issuances or sales of substantial amounts of our common stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the sales agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

S-7

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold through A.G.P. after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with A.G.P. in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Because we do not expect to pay cash dividends for the foreseeable future, you must rely on appreciation of our common stock price for any return on your investment. Even if we change that policy, we may be restricted from paying dividends on our common stock.

We do not intend to pay cash dividends on shares of our common stock for the foreseeable future. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

The market price and trading volume of our common stock may be volatile and could decline significantly.

The stock markets, including Nasdaq on which we list our shares of common stock, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid, and orderly trading market develops and is sustained for our common stock, the market price of our common stock may continue to be volatile and could decline significantly. If the market price of our common stock declines significantly, you may be unable to resell your shares at an attractive price, or at all. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-8

Future sales and issuances of our common stock or other securities might result in significant dilution and could cause the price of our common stock to decline.

To raise capital, we may sell our common stock, convertible securities or other equity securities including warrants in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors purchasing our common stock. Any sales of additional shares will dilute our stockholders. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time under this prospectus supplement and accompanying base prospectus. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with A.G.P. as a source of financing.

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus supplement, if any, to fund working capital and general corporate purposes to support our future growth, which may include research and development, expansion of our commercial and business development activities, including in the aerospace and defense and infrastructure markets, capital expenditures, and general and administrative expenses. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of the development and commercialization of our technologies and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent the public offering price of our common stock equals or exceeds the net tangible book value per share of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2026 was approximately $68.3 million, or $1.46 per share of common stock. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of our common stock in the aggregate amount of $50.0 million in this offering at an assumed offering price of $1.23 per share, which is the last reported sale price of our common stock on Nasdaq on September 14, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $115.9 million, or $1.33 per share of common stock. This represents an immediate decrease in net tangible book value per share of $0.13 to our existing stockholders and immediate accretion under the assumed public offering price per share of $0.10 to new investors purchasing common stock in this offering. While you will experience immediate accretion under the assumed public offering price of $1.23 per share, if you purchase shares at a price that is above our net tangible book value per share, you will experience immediate dilution.

The following table illustrates these changes in net tangible book value per share as a result of this offering.

Assumed public offering price per share of common stock		$ 1.23
Net tangible book value per share as of June 30, 2026	$ 1.46
Decrease in net tangible book value per share attributable to existing investors	$ (0.13)
As adjusted net tangible book value per share after giving effect to this offering		$ 1.33
Accretion in net tangible book value per share to new investors in this offering		$ 0.10

The table above assumes, for illustrative purposes, that an aggregate of 40,650,406 shares of our common stock are sold pursuant to this prospectus at a price of $1.23 per share, the last reported sale price of our common stock on September 14, 2026, for aggregate net proceeds of approximately $47.6 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of our common stock to be outstanding after this offering is based on 46,672,169 shares of our common stock outstanding as of September 14, 2026 and excludes the following securities issuable as of June 30, 2026:

•	110,532 shares of common stock issuable upon the exercise of options granted under the 2014 US LADAR Inc. Equity Incentive Plan or the 2016 Stock Plan, with a weighted-average exercise price of $12.29 per share;

•	3,653,986 shares of common stock available for future issuance under our Amended and Restated AEye, Inc. 2021 Equity Incentive Plan, or the 2021 Equity Incentive Plan;

•	4,633,744 shares of common stock underlying restricted stock units, or RSUs, granted pursuant to our 2016 Stock Plan or 2021 Equity Incentive Plan;

•	48,743 shares of common stock reserved for future issuance under our 2022 Employee Stock Purchase Plan;

S-11

•	368,749 shares of common stock underlying outstanding inducement awards granted under our 2023 CEO Inducement Grant Plan and our 2025 Employment Inducement Incentive Award Plan, and 2,650,000 shares of common stock reserved for future issuance under the 2025 Employment Inducement Incentive Award Plan; and

•	350,000 shares of common stock issuable upon the exercise of a warrant issued to IGEP Park Place, LLC, the Company’s former landlord, pursuant to a Warrants Agreement, dated May 23, 2025, at an exercise price of $2.22 per share.

To the extent that outstanding stock options or warrants are exercised, outstanding restricted stock units or performance-based restricted stock units are vested, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or equity-based securities in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

S-12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board of Directors deems relevant.

S-13

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., under which we may issue and sell shares of our common stock under this prospectus supplement having an aggregate gross sales price of up to $50.0 million, from time to time through A.G.P. acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which this offering relates.

The sales, if any, of shares made under the sales agreement and this prospectus supplement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in privately negotiated transactions at market prices, and/or any other method permitted by law. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock into Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may instruct A.G.P. not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or A.G.P. may suspend the offering of common stock being made through A.G.P. under the sales agreement upon proper notice to the other party and subject to other conditions.

A.G.P. will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and A.G.P. Each time we wish to issue and sell common stock under the sales agreement, we will notify A.G.P. of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed A.G.P., unless A.G.P. declines to accept the terms of the notice, A.G.P. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms.

We will pay A.G.P. a cash commission up to 3.0% of the gross proceeds from each sale of our common stock sold by A.G.P. under the sales agreement. We have also agreed to pay Craig-Hallum, as our financial advisor in connection with this offering, a cash fee of up to 1.0% of the gross proceeds from each sale of our common stock sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse A.G.P. for certain specified expenses in connection with this offering, including reasonable out-of-pocket costs and expenses, including legal fees and expenses, in an amount not to exceed (a) $50,000 in the aggregate in connection with the execution and implementation of the sales agreement and (b) up to $5,000 per calendar quarter thereafter pursuant to the terms of the sales agreement, not to exceed $15,000 per any given twelve-month period, in connection with periodic due diligence review conducted by A.G.P. or its representatives in connection with the offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to A.G.P., the financial advisory fee payable to Craig-Hallum, and the reimbursements payable to A.G.P. under the terms of the sales agreement, will be approximately $365,000.

Settlement for sales of shares of our common stock will occur on the first Trading Day or such earlier day as is industry practice for regular-way trading, following the date on which any sales are made, or on some other date that is agreed upon by us and A.G.P. in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement and this prospectus supplement will terminate upon the earliest of (i) the 36-month anniversary of the filing of this prospectus supplement, (ii) the sale of all of our common stock provided for in this prospectus supplement or (iii) termination of the sales agreement as provided therein. We and A.G.P. may each terminate the sales agreement at any time upon 30 days’ prior notice.

S-14

From time to time, A.G.P. and its affiliates may in the future provide various advisory, investment and commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which services they may in the future receive customary fees and commissions. In addition, in the ordinary course of its various business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. A.G.P. or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent required by Regulation M, or other anti-manipulation rules under the Securities Act, A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. As our sales agent, A.G.P. will not engage in any transactions that stabilize our common stock.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement has been filed with the SEC as an exhibit to the Current Report on Form 8-K filed on September 15, 2026, and is incorporated by reference in this prospectus supplement.

This prospectus may be made available in electronic format on a website maintained by A.G.P., and A.G.P. may distribute this prospectus electronically.

Our common stock is listed on Nasdaq under the symbol “LIDR.” On September 14, 2026, the last reported sale price of our common stock on Nasdaq was $1.23 per share.

S-15

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas. Thompson Hine LLP, New York, New York is counsel for A.G.P. in connection with this offering.

EXPERTS

The consolidated financial statements of AEye, Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 6, 2026, respectively;

•	our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed with the SEC on March 30, 2026 (to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2026, May 6, 2026, May 12, 2026, May 15, 2026, June 3, 2026, September 1, 2026 and September 15, 2026; and

•	the description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2025, as subsequently amended or updated for the purpose of updating the description of our common stock.

We also incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to us at the following address:

S-16

AEye, Inc.

Attn: General Counsel

4670 Willow Road, Suite 125

Pleasanton, CA 94588

(925) 400-4366

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying base prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying base prospectus or in any documents previously incorporated by reference have been modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports; proxy statements; and other information with the SEC under the Exchange Act. Through our website at www.aeye.ai, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement or any accompanying base prospectus. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus supplement or the accompanying base prospectus or any other document or report we file or furnish with the SEC.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits. You may obtain the registration statement and exhibits to the registration statement at our webpage or from the SEC’s website.

S-17

Up to $50,000,000

Common Stock

AEye, Inc.

PROSPECTUS SUPPLEMENT

A.G.P.

September 15, 2026

PROSPECTUS

AEYE, INC.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

___________________________________

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities registered hereunder. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. Our common stock and public warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR” and “LIDRW,” respectively. On May 18, 2026, the closing price of our common stock was $1.86 per share, and the last reported sales price of our public warrants was $0.03 per warrant.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein carefully before you invest.

The securities may be offered and sold on a delayed or continuous basis through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

___________________________________

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities. Our business and investment in our securities involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2026.

___________________________________

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock, preferred stock, debt securities, warrants, rights and units that include any of the foregoing securities, having an aggregate offering price of up to $200,000,000.

The prospectus supplement may also add to, update, or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any post-effective amendment, or any prospectus supplement may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” “target,” “contemplate,” or the negative of these terms or other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. The forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein speak only as of the date of this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein, as applicable. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties, and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, and plans;
•	our product development timeline, third-party suppliers, cost of development, and expected start of commercial production;
•	the implementation, market acceptance, and success of our business model, including our capital-light manufacturing approach and software-defined architecture;
•	our ability to scale in a cost-effective manner and execute on multi-year production cycles;
•	developments and projections relating to our competitors and industry, including the pace of lidar adoption and market demand for commercial lidar products;
•	risks related to our operational runway due to unforeseen expenses or otherwise;
•	the risks that our capital-light model may not remain a point of differentiation to the extent or for the time frame anticipated, or at all;
•	the risks that the uptick in expected demand may not occur to the extent or in the time frame anticipated, or at all;
•	risk that cash burn may exceed expectations due to unanticipated expenses associated with the investments required to ramp our products, or otherwise;
•	the risks that our commercial pipeline may not convert, or that existing customers may not continue to make repeat purchases, or that new RFQs, completed POCs, or signed LOIs may not result in revenue, in each case to the extent or in the time frame anticipated, or at all;
•	the risks that strategic partnerships may not result in actionable revenue pipelines or that our technology lead may not translate into firm volume commitments or a durable revenue ramp to the extent or in the time frame anticipated, or at all;
•	the risks that the physical AI market may not reach anticipated market size or that we may be unable to deliver on our vision for the future of physical AI to the extent or in the time frame anticipated, or at all;
•	the risks that our products may not meet the diverse range of performance and functional requirements of target markets and customers or may not function as anticipated;
•	the effect of current or future global conflicts, trade restrictions, trade tensions, and tariffs, and the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which we operate;
•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our business, business relationships, expansion plans, and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty.

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Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this prospectus, the documents incorporated by reference, and the information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” of this prospectus and any prospectus supplement relating to a specific security, along with the financial statements and other documents incorporated by reference before making an investment decision. See also the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” These risks could materially affect our business, results of operations, or financial condition and affect the value of our securities. You could lose all or part of your investment.

Overview

We are a provider of physical AI sensing solutions built on high-performance, active lidar systems for vehicle autonomy, advanced driver-assistance systems (ADAS), robotic vision and a range of non-automotive applications. Our physical AI approach combines software-defined sensing with adaptive perception capabilities that enable machines to interpret and respond to complex physical environments in real time. Our proprietary Intelligent Sensing Platform incorporates a solid-state, software-definable active lidar sensor; an adaptive SmartScan architecture that dynamically adjusts scan patterns for different scenes and targets; and a signal-processing pipeline designed to deliver precise measurements and imaging for safety-critical use cases. This platform is designed to support a broad set of markets beyond passenger vehicles, including rail, aerospace and defense, smart infrastructure, and security, where long-range performance, environmental robustness, and software-based configurability are key requirements.

We were founded in 2013 by Luis Dussan, our first Chief Executive Officer, with the goal of creating a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided us with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration (NASA), Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency (DARPA) to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality — SAE Levels 2 through 5 — with the goal of optimizing performance, power, and reducing cost. Our Intelligent Sensing Platform is software-definable and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through our manufacturing partners. We perform the majority of our R&D activities in our 18,605 square foot corporate headquarters located in Pleasanton, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat generation enable very flexible placement options on the interior or exterior of a vehicle. The platform is also software-adaptable, enabling adjustments to scan pattern, frame rate, and other performance characteristics without hardware changes. This software-defined approach allows us to tailor a common architecture into application-specific products across multiple markets.

Our systems-based approach supports partnerships not only within the established automotive supply chain, such as OEMs and Tier 1 and Tier 2 suppliers, but also with solution providers in non-automotive markets. In automotive, we expect Tier 1 partners to add value through industrialization, manufacturing, integration, sales, marketing, product liability management, and warranty support. Tier 2 partners contribute automotive-grade sub-components that can also be leveraged in products sold into adjacent markets where similar reliability, environmental robustness, and performance standards are required.

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Beyond automotive, our OPTISTM solution enables us to collaborate directly with system integrators, software partners, and domain-specific solution providers across intelligent transportation systems, rail, aviation, ports, industrial automation, defense, and emerging infrastructure applications. OPTISTM allows us to combine our software-defined sensing capabilities with third-party perception, analytics, and workflow software to deliver application-specific functionality without requiring new hardware variants. This approach broadens the utility of our technology and allows partners to build turnkey solutions tailored to their end markets.

We believe this combined model, leveraging automotive-grade components, software-defined configurability, and partnerships with specialized integrators, supports the development of high-quality, high-performance products at scalable cost structures. This positions our platform to enable lidar adoption across a range of markets, both within automotive and in non-automotive domains where sensing requirements continue to expand.

In pursuing this strategy, we have partnered, and will continue seeking partnerships, with leading Tier 1 automotive suppliers. It is anticipated that our Tier 1 partners will bid for long-range lidar series production awards with OEMs and that these awards will represent a substantial portion of our future revenues; however, there is no guarantee that this Tier 1 partnership strategy will be successful. If we fail to remain engaged with one or more Tier 1 automotive suppliers, it may have an adverse effect on our business. The markets for lidar are projected to see significant growth in both the near and long term. We believe this expected growth will allow us to capture market share as well as pursue specialized opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be one of the leading solutions providers in these spaces.

As is common in early-stage companies with limited operating histories, we are subject to risks and uncertainties such as our ability to develop and commercialize our products; produce and deliver lidar and software products meeting acceptable performance metrics; attract new and retain existing customers; develop, obtain, or progress strategic partnerships; secure an automotive OEM design win; secure additional capital to support the business plan; and other risks and uncertainties such as those described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 18, 2026 (“2025 Annual Report”). Since inception, we have incurred net losses and negative cash flows from operations and expect to continue incurring losses and negative operating cash flows as we continue to focus on achieving commercialization of our lidar solutions and execute on our strategic initiatives.

Background

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021 (the “Closing Date”), CF III closed the business combination (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “AEye,” “Company,” and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

Corporate Information

Our principal executive office is located at 4670 Willow Road, Suite 125, Pleasanton, CA 94588. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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RISK FACTORS

Investing in any of our securities involves significant risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the heading “Risk Factors” under Item 1A of Part I of our 2025 Annual Report, any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, and all other information contained or incorporated by reference to this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, or any documents incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

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DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	rights to purchase any of such securities; and

•	units of debt securities, common stock, preferred stock, or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference, or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference, or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference, or free writing prospectus, relating to such offering.

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DESCRIPTION OF CAPITAL STOCK

The following description of the material features of our capital stock is a summary and does not purport to be complete. The description is subject to and qualified in its entirety by reference to (i) our Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, dated May 11, 2023 and the Certificate of Amendment, dated December 26, 2023 (the “Amended Charter”), (ii) our Amended and Restated Bylaws (the “Amended Bylaws”), and (iii) the Form of Indemnification Agreement, each of which is incorporated by reference as an exhibit or incorporated by reference by filings incorporated into this Prospectus.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). Our authorized capital stock consists of (a) 600,000,000 shares of common stock, par value $0.0001 per share and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of May 12, 2026, 46,314,820 shares of common stock were issued and outstanding. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Description of Common Stock

Voting Rights. Each holder of common stock is entitled to one (1) vote in person or by proxy for each share of the common stock held of record by such holder. The holders of shares of the common stock do not have cumulative voting rights.

Dividend Rights. Subject to any other provisions of the Amended Charter, each holder of common stock is entitled to receive such dividends and other distributions in cash, stock, or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of common stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them.

Other Matters. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Listing. The common stock is listed for trading on Nasdaq under the symbol “LIDR.”

Transfer Agent. Broadridge Corporate Issuer Solutions, Inc. acts as the transfer agent of the common stock.

Description of Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series, and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the Delaware General Corporation Law

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Section 203 of the DGCL is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated therein, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any such subsidiary.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the Amended Charter or the Bylaws, effective 12 months after adoption. Our Amended Charter and Bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Amended Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our Amended Charter and Amended Bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	our Amended Charter and Amended Bylaws classify the board of directors into three classes with staggered three-year terms (except for certain initial year terms);
•	under our Amended Charter and Amended Bylaws, our Board may enlarge the size of the board and fill the vacancies;
•	our Amended Charter and Amended Bylaws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;
•	our Amended Charter and Amended Bylaws provide that stockholders may remove our directors only for cause;
•	our Amended Charter and Amended Bylaws provide that stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice;

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•	our Amended Charter and Amended Bylaws provide that, except for limited exceptions, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; and
•	our Amended Charter and Amended Bylaws provide that special meetings of stockholders may only be called by the chairman of our Board, our Chief Executive Officer, or our Board pursuant to a resolution adopted by a majority of our Board.

Our Amended Charter and Amended Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to us or our stockholders;
•	any action asserting a claim arising pursuant to any provision of the DGCL or our Charters; or
•	any action asserting a claim governed by the internal affairs doctrine.

Our Amended Charter and Amended Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Quorum. Unless otherwise required by the DGCL or other applicable law, the holders of record of one-third of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the common stock at prices higher than prevailing market prices.

Annual Stockholder Meetings. Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting,

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(ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Special Meetings. The Amended Charter provides that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer, or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board, or of any committee thereof, may be taken without a meeting, if all members of our Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amendment. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions, provided that such provision shall not eliminate or limit the liability of an officer in any action by or in the right of the corporation. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers, and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties, and amounts paid in settlement (if pre-approved), including all costs, expenses, and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending, or threatened action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative, or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities, and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;
•	the terms of the subordination of any series of subordinated debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the identity of the trustee;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

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•	the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	any mandatory or optional redemption terms;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;
•	any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;
•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;
•	if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;
•	the designation of the currency, currencies, or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;
•	if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;
•	the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index;
•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of, or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of, or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	Any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and
•	any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

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If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities, or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer, or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (i) the resulting, surviving, or transferee entity (A) is a corporation, limited liability corporation, partnership, or trust organized under the laws of the United States, any state thereof, or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture comply with the indenture.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

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•	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;
•	the occurrence of specified events of bankruptcy, insolvency, or reorganization; and
•	any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series.

In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by the trustee in compliance with the request;
•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request, and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

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The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer, or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of any series of debt securities;
•	to secure the debt securities;
•	to comply with the applicable rules or procedures of any applicable depositary;
•	to cure any ambiguity, defect, or inconsistency;
•	to comply with the provisions of the indenture concerning consolidations, mergers, and transfers of all or substantially all of our assets;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and
•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement, or waiver;

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•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security of that series;
•	reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;
•	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment, and (ii) waivers or amendments; or
•	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•	we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;
•	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or
•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and
•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and
•	delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, shares of our preferred stock, or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities, or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities, or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants to be offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

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DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock, or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the number of rights outstanding, if any;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference, or related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference, or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•	through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of securities at a stipulated price per share and/or warrant;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions, whether through an options exchange or otherwise;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts, or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries, or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock and public warrants which are listed on Nasdaq will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AEye, Inc. as of December 31, 2025, and 2024 and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report issued by KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.

We are required to file annual, quarterly, and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.aeye.ai/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5, and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part, or will be filed through an amendment to our registration statement on Form S-3, or under cover of a Current Report on Form 8-K, or other document filed with the SEC and incorporated into this prospectus by reference. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•	our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed with the SEC on March 30, 2026 (to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025);

•	our Current Report on Form 8-K filed with the SEC on February 11, 2026;

•	the description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2025, as subsequently amended or updated for the purpose of updating the description of our common stock.

•	our Current Report on Form 8-K filed with the SEC on May 6, 2026;

•	our Current Report on Form 8-K filed with the SEC on May 12, 2026; and

•	our Current Report on Form 8-K filed with the SEC on May 15, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to us at the following address:

AEye, Inc.
Attn: General Counsel
4670 Willow Road, Suite 125
Pleasanton, CA 94588
(925) 400-4366

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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